Exhibit 99.1

LENDINGTREE REPORTS Q3 2016 RESULTS
Company reports record non-mortgage revenues and adjusted EBITDA

•	Revenue of $94.6 million; up 36% over third quarter 2015

•	Net Income from Continuing Operations of $7.3 million; down 1% over third quarter 2015 on higher tax provision

•	Record Variable Marketing Margin of $36.3 million; up 49% over third quarter 2015

•	Record Adjusted EBITDA of $18.5 million; up 68% over third quarter 2015

•	Net Income per Diluted Share from Continuing Operations of $0.57

•	Adjusted Net Income per Share of $0.80

•	Record revenue from non-mortgage products of $41.0 million, up 60% over third quarter 2015

CHARLOTTE, NC - October 27, 2016 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online loan marketplace, today announced results for the quarter ended September 30, 2016.
"The third quarter's results once again demonstrate our ability to perform through varying market environments," said Doug Lebda, founder, Chairman and CEO. "We delivered our fifth consecutive quarter of record adjusted EBITDA and set a new record for non-mortgage revenue thanks to growth in several categories. And in a quarter where mortgage interest rates hovered near historic lows and mortgage lenders reduced demand, we optimized our business to expand margins and grow profits. Delivering record profitability along with year-over-year revenue growth across all lending categories further solidifies LendingTree’s position as a leader in the industry’s online transformation."

Third Quarter 2016 Business Highlights

•	Total loan requests in the quarter grew to 4.2 million, up 68% over third quarter 2015.

•	Record revenue from non-mortgage products of $41.0 million represents an increase of 60% over third quarter 2015.

•	Revenue from all lending categories grew compared to the prior year period.

•	Revenue from small business loans grew more than 200% compared to the third quarter 2015 and 61% sequentially. Since inception, LendingTree has facilitated nearly $200 million in small business loans.

•	Personal loans revenue returned to sequential growth matching results from a record first quarter 2016.

•	Enrollment growth in My LendingTree continued, as more than 3.7 million consumers have now joined the My LendingTree personalization platform.

LendingTree Selected Financial Metrics
(In millions, except per share amounts)

				Q/Q		Y/Y
	Q3 2016		Q2 2016	% Change	Q3 2015	% Change
Revenue
Mortgage Products (1)	$53.5		$56.0	(4)%	$44.2	21%
Non-Mortgage Products (2)	41.0		38.3	7%	25.6	60%
Total Revenue	$94.6		$94.3	—%	$69.8	36%
Non-Mortgage % of Total	43%	0.4334038055	41%		37%

Income Before Income Taxes	$14.0		$12.6	11%	$7.8	79%
Income Tax Expense	$(6.7)		$(3.6)	86%	$(0.4)	1575%
Net Income from Continuing Operations	$7.3		$9.0	(19)%	$7.4	(1)%
Net Income from Cont. Ops. % of Revenue	8%		10%		11%

Net Income per Share from Cont. Ops.
Basic	$0.62		$0.76	(18)%	$0.65	(5)%
Diluted	$0.57		$0.71	(20)%	$0.59	(3)%

Selling and Marketing Expense
Variable Selling & Marketing Expense (3)	$58.2		$60.3	(3)%	$45.5	28%
Non-variable Selling & Marketing Expense	4.6		4.2	10%	3.4	35%
Selling and Marketing Expense	$62.8		$64.5	(3)%	$48.9	28%

Variable Marketing Margin (4)	$36.3		$34.0	7%	$24.3	49%
Variable Marketing Margin % of Revenue (4)	38%		36%		35%

Adjusted EBITDA (4)	$18.5		$16.7	11%	$11.0	68%
Adjusted EBITDA % of Revenue (4)	20%		18%		16%

Adjusted Net Income (4)	$10.1		$11.7	(14)%	$9.8	3%

Adjusted Net Income per Share (4)	$0.80		$0.92	(13)%	$0.79	1%

(1)	Includes the purchase mortgage and refinance mortgage products.
(2)	Includes the home equity, reverse mortgage, personal loan, credit card, small business loan, student loan, auto loan, home services, insurance and personal credit products.
(3)
Defined as the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses, which excludes overhead, fixed costs and personnel-related expenses.

(4)
Variable Marketing Margin, Variable Marketing Margin % of revenue, Adjusted EBITDA, Adjusted EBITDA % of revenue, Adjusted Net Income and Adjusted Net Income per share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

Third Quarter 2016 Financial Highlights

•	Consolidated revenue of $94.6 million represents an increase of $24.8 million, or 36%, over revenue in the third quarter 2015.

•
Net Income from Continuing Operations of $7.3 million was down 1% over third quarter 2015 primarily due to an increase in income tax expense to $6.7 million from $0.4 million. During the third quarter 2016, the company recorded a one-time incremental charge of $1.1 million to reduce the value of its deferred tax assets due to a reduction in North Carolina state income tax rates.

•
Record Variable Marketing Margin of $36.3 million represents an increase of $12.0 million, or 49%, over third quarter 2015. At 38% of revenue, Variable Marketing Margin as a percent of revenue improved 240 basis points from the prior quarter.

•	Record Adjusted EBITDA of $18.5 million increased $7.5 million, or 68%, over third quarter 2015. Adjusted EBITDA as percent of revenue improved to 20% from 16% in the third quarter 2015.

•	Income per diluted share from continuing operations of $0.57 was down 3% over third quarter 2015, also primarily due to the increased tax provision.

•
Adjusted Net Income per share of $0.80, representing growth of 1% year over year. Both GAAP and Adjusted Net Income per share reflect the full $6.7 million income tax expense recorded during the period in accordance with GAAP.

•
During the third quarter 2016, the company repurchased 3.6 thousand shares of its stock at a weighted-average price per share of $93.59 for aggregate consideration of $0.3 million. As of September 30, 2016, the company has $48.7 million in repurchase authorization remaining and an unrestricted cash balance of $176.9 million.

Business Outlook - 2016
LendingTree is updating Revenue, Variable Marketing Margin, and Adjusted EBITDA guidance for full-year 2016, as follows:

For full-year 2016:

•	Revenue is now anticipated to be in the range of $370 - $375 million, or 46% - 47% over full-year 2015, a reduction of 3% at the midpoint from previous guidance of $380 - $390 million

•	Adjusting for revised revenue guidance, couple with margin improvements year-to-date, Variable Marketing Margin is now anticipated to be $134 - $137 million, or 41% - 44% over full-year 2015.

•	Adjusted EBITDA is expected to remain in the range of $64 - $66 million, or 57% - 62% over to full-year 2015.

LendingTree is not able to provide a reconciliation of projected Variable Marketing Margin or Adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters and tax considerations. Expenses associated with legal matters and tax consequences have in the past, and may in the future, significantly affect GAAP results in a particular period.

Quarterly Conference Call
A conference call to discuss LendingTree's third quarter 2016 financial results will be webcast live today, October 27, 2016 at 9:00 AM Eastern Time (ET). The live audiocast is open to the public and will be available on LendingTree's investor relations website at http://investors.lendingtree.com/. The call may also be accessed toll-free via phone at (877) 606-1416. Callers outside the United States and Canada may dial (707) 287-9313. Following completion of the call, a recorded replay of the webcast will be available on LendingTree's investor relations website until 12:00 PM ET on Thursday, November 3, 2016. To listen to the telephone replay, call toll-free (855) 859-2056 with passcode #98635345. Callers outside the United States and Canada may dial (404) 537-3406 with passcode #98635345.

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands, except per share amounts)
Revenue	$94,558	$69,804	$283,561	$175,875
Costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	3,392	2,436	10,329	6,402
Selling and marketing expense	62,819	48,901	192,416	118,615
General and administrative expense	9,008	7,069	26,820	21,336
Product development	3,718	2,675	11,384	7,238
Depreciation	1,286	764	3,458	2,135
Amortization of intangibles	166	25	263	124
Restructuring and severance	—	28	72	422
Litigation settlements and contingencies	19	133	109	(663)
Total costs and expenses	80,408	62,031	244,851	155,609
Operating income	14,150	7,773	38,710	20,266
Other income (expense), net:
Interest expense	(141)	(1)	(424)	(63)
Income before income taxes	14,009	7,772	38,286	20,203
Income tax expense	(6,729)	(389)	(15,099)	(968)
Net income from continuing operations	7,280	7,383	23,187	19,235
Loss from discontinued operations	(664)	(1,295)	(3,017)	(3,238)
Net income and comprehensive income	$6,616	$6,088	$20,170	$15,997

Weighted average shares outstanding:
Basic	11,754	11,445	11,827	11,378
Diluted	12,742	12,489	12,782	12,379
Income per share from continuing operations:
Basic	$0.62	$0.65	$1.96	$1.69
Diluted	$0.57	$0.59	$1.81	$1.55
Loss per share from discontinued operations:
Basic	$(0.06)	$(0.11)	$(0.26)	$(0.28)
Diluted	$(0.05)	$(0.10)	$(0.24)	$(0.26)
Net income per share:
Basic	$0.56	$0.53	$1.71	$1.41
Diluted	$0.52	$0.49	$1.58	$1.29
Amounts include non-cash compensation, as follows:
Cost of revenue	$29	$24	$99	$68
Selling and marketing expense	737	425	2,118	1,080
General and administrative expense	1,072	1,178	3,511	3,909
Product development	510	351	1,682	1,176

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2016	December 31, 2015
	(in thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$176,925	$206,975
Restricted cash and cash equivalents	4,091	6,541
Accounts receivable, net	38,185	29,873
Prepaid and other current assets	3,925	2,085
Current assets of discontinued operations	—	110
Total current assets	223,126	245,584
Property and equipment, net	13,399	9,415
Goodwill	4,007	3,632
Intangible assets, net	15,229	10,992
Deferred income tax assets	16,341	20,977
Other non-current assets	855	1,039
Non-current assets of discontinued operations	4,142	4,142
Total assets	$277,099	$295,781

LIABILITIES:
Accounts payable, trade	$2,815	$5,741
Accrued expenses and other current liabilities	37,719	34,885
Current liabilities of discontinued operations	11,978	13,401
Total current liabilities	52,512	54,027
Other non-current liabilities	1,753	586
Non-current liabilities of discontinued operations	27	26
Total liabilities	54,292	54,639
Commitments and contingencies
SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock $.01 par value; 50,000,000 shares authorized; 13,953,351 and 13,865,620 shares issued, respectively, and 11,789,606 and 12,392,093 shares outstanding, respectively	140	139
Additional paid-in capital	1,016,706	1,006,688
Accumulated deficit	(729,954)	(750,124)
Treasury stock 2,163,745 and 1,473,527 shares, respectively	(64,085)	(15,561)
Total shareholders' equity	222,807	241,142
Total liabilities and shareholders' equity	$277,099	$295,781

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Below is a reconciliation of Variable Marketing Margin to net income from continuing operations and Variable Marketing Margin % of revenue to net income from continuing operations % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015

Variable Marketing Margin	$36,322	$33,977	$24,319
Variable Marketing Margin % of revenue	38%	36%	35%

Adjustments to reconcile to net income from continuing operations:
Cost of revenue	(3,392)	(3,464)	(2,436)
Non-variable selling and marketing expense (1)	(4,583)	(4,225)	(3,416)
General and administrative expense	(9,008)	(8,553)	(7,069)
Product development	(3,718)	(3,781)	(2,675)
Depreciation	(1,286)	(1,174)	(764)
Amortization of intangibles	(166)	(72)	(25)
Restructuring and severance	—	(72)	(28)
Litigation settlements and contingencies	(19)	79	(133)
Interest expense	(141)	(141)	(1)
Income tax expense	(6,729)	(3,572)	(389)
Net income from continuing operations	$7,280	$9,002	$7,383
Net income from continuing operations % of revenue	8%	10%	11%

(1)
Defined as the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

Below is a reconciliation of Adjusted EBITDA and Adjusted Net Income to net income from continuing operations, Adjusted EBITDA % of revenue to net income from continuing operations % of revenue and Adjusted Net Income per share to net income per diluted share from continuing operations. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015

Adjusted EBITDA	$18,452	$16,660	$10,999
Adjusted EBITDA % of revenue	20%	18%	16%
Adjustments to reconcile to net income from continuing operations:
Depreciation	(1,286)	(1,174)	(764)
Amortization of intangibles	(166)	(72)	(25)
Interest expense	(141)	(141)	(1)
Income tax expense	(6,729)	(3,572)	(389)
Adjusted net income	10,130	11,701	9,820

Non-cash compensation	(2,348)	(2,429)	(1,978)
Loss on disposal of assets	(121)	(140)	(64)
Acquisition expense	(362)	(137)	(234)
Restructuring and severance	—	(72)	(28)
Litigation settlements and contingencies (1)	(19)	79	(133)
Net income from continuing operations	$7,280	$9,002	$7,383
Net income from continuing operations % of revenue	8%	10%	11%

Adjusted net income per share	$0.80	$0.92	$0.79
Adjustments to reconcile adjusted net income to net income from continuing operations	$(0.23)	$(0.21)	$(0.20)
Adjustments to reconcile effect of dilutive securities	$—	$—	$—
Net income per diluted share from continuing operations	$0.57	$0.71	$0.59

Adjusted weighted average diluted shares outstanding	12,742	12,730	12,489
Effect of dilutive securities	—	—	—
Weighted average diluted shares outstanding	12,742	12,730	12,489
Effect of dilutive securities	988	935	1,044
Weighted average basic shares outstanding	11,754	11,795	11,445

(1)	Includes legal fees for certain patent litigation.

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•	Variable Marketing Margin

•	Variable Marketing Margin % of revenue

•	Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")

•	Adjusted EBITDA % of revenue

•	Adjusted Net Income

•	Adjusted Net Income per share

Variable Marketing Margin is a measure of the operating efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing costs that directly influence revenue. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics. Variable Marketing Margin and Variable Marketing Margin % of revenue are primary metrics by which the Company measure the effectiveness of its marketing efforts.

Adjusted EBITDA and Adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of Adjusted EBITDA, by which management and many employees are compensated. LendingTree believes that investors should have access to the same set of tools that it uses in analyzing its results. LendingTree believes that Adjusted Net Income and Adjusted Net Income per share are useful financial indicators that provide a different view of the financial performance of the Company than Adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income from continuing operations and GAAP income (loss) per diluted share.

Adjusted net income and Adjusted Net Income per share supplement GAAP income from continuing operations and GAAP income (loss) per diluted share by enabling investors to make period to period comparisons of those components of the nearest comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted net income and Adjusted Net Income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, restructuring and severance, litigation settlements, contingencies and legal fees for certain patent litigation, and acquisition expenses, which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Definition of LendingTree's Non-GAAP Measures

Variable Marketing Margin is defined as revenue less the portion of selling & marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses, which excludes overhead, fixed costs and personnel-related expenses.

EBITDA is defined as operating income or loss (which excludes interest expense and taxes) excluding amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) gain/loss on disposal of assets, (3) restructuring and severance expenses, (4) litigation settlements, contingencies and legal fees for certain patent litigation, (5) adjustments for acquisitions or dispositions, and (6) one-time items.

Adjusted net income is defined as net income (loss) from continuing operations excluding (1) non-cash compensation expense, (2) gain/loss on disposal of assets, (3) restructuring and severance expenses, (4) litigation settlements, contingencies and legal fees for certain patent litigation, (5) adjustments for acquisitions or dispositions, and (6) one-time items.

Adjusted net income per share is defined as Adjusted Net Income divided by the adjusted weighted average diluted shares outstanding. In cases where the Company reported GAAP losses from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In such instances where the Company reports GAAP net loss from continuing operations but reports positive non-GAAP Adjusted Net Income, the effects of potentially dilutive securities are included in the denominator for calculating Adjusted Net Income per share.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and Adjusted Net Income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items.

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from Adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders, including dependence on certain key network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2015, in our quarterly report on Form 10-Q for the period ended June 30, 2016 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.
LendingTree, Inc. (NASDAQ: TREE) operates the nation's leading online loan marketplace and provides consumers with an array of online tools and information to help them find the best loans for their needs. LendingTree's online marketplace connects consumers with multiple lenders that compete for their business, empowering consumers as they comparison-shop across a full suite of loans and credit-based offerings. Since its inception, LendingTree has facilitated more than 55 million loan requests. LendingTree provides access to its network of over 400 lenders offering home loans, home equity loans/lines of credit, reverse mortgages, personal loans, auto loans, small business loans, credit cards, student loans and more.
LendingTree, Inc. is headquartered in Charlotte, NC and maintains operations solely in the United States. For more information, please visit www.lendingtree.com.

Investor Relations Contact:
Trent Ziegler
trent.ziegler@lendingtree.com
704-943-8294

Media Contact:
Megan Greuling
megan.greuling@lendingtree.com
704-943-8208